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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11357) pertaining to the Company's Employee Stock Purchase Plan; Form S-8 (No. 333-11553) pertaining to the Company's 1988 Stock Option Plan; Form S-8 (No. 333-11555) pertaining to the Company's 1993 Stock Option/Stock Issuance Plan; Form S-8 (No. 333-11557) pertaining to the Company's Stock Option Agreement with an Employee; Form S-8 (No. 333-11559) pertaining to the Company's Stock Option Agreement with an Employee, and Form S-8 (No. 333-13301) pertaining to the Company's 1996 Stock Option/Stock Issuance Plan of our report dated June 3, 1998, with respect to the consolidated financial statements and schedule of Vanstar Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 1998.


                                                  Ernst & Young LLP

Atlanta, Georgia
July 24, 1998